UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 27, 2017
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(331) 903-4256
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The New York Stock Exchange (“NYSE”) Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their Annual Reports on Form 10-K or their annual meeting proxy statements. As a result of the previously disclosed delay in the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the Securities and Exchange Commission (“SEC”), we have been unable to make certain corporate governance disclosures required to be contained in that filing (or, alternatively, in a proxy statement) under Section 303A of the NYSE Listed Company Manual. Accordingly, we are providing the following corporate governance information required under Section 303A of the NYSE Listed Company Manual.
Director Independence
Our board of directors currently consists of the following 12 directors: James D. Staley, Curtis W. Stoelting, Mark A. DiBlasi, Scott L. Dobak, Christopher L. Doerr, John G. Kennedy, III, Ralph (“Cody”) W. Kittle III, Brian C. Murray, Scott D. Rued, William S. Urkiel, Judith A. Vijums, and Michael P. Ward.
Under the rules of the NYSE, independent directors must comprise a majority of a listed company's board of directors. Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon all of the relevant facts and circumstances, including information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has affirmatively determined that each of Messrs. Dobak, Doerr, Kennedy, Murray, Staley, Urkiel, and Ward is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. Our board of directors found that none of these directors had a material or other disqualifying relationship with our company. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including each non-employee director's beneficial ownership of our capital stock. Mr. Stoelting is not considered an independent director as a result of his position as executive officers of our company. Mr. DiBlasi is not considered an independent director as a result of his position as a former executive officer of our company. Mr. Rued and Ms. Vijums are not considered independent directors as a result of their relationships with HCI Equity Partners, which is affiliated with investment funds that hold approximately 20.3% of our outstanding common stock and which is affiliated with HCI Equity Management, to whom we paid $0.2 million in 2016 pursuant to our advisory agreement with HCI Equity Management. Mr. Kittle is not considered “independent” as a result of his relationship with Elliott Management Corporation (“Elliott”), which is affiliated with investment funds that hold approximately 8.6% of our outstanding common stock and all of our outstanding preferred stock. In addition to dividend payments on the preferred stock, we paid to Elliott a daily payment from the closing of the preferred stock investment on May 2, 2017 until the repayment of the Series F preferred stock on July 21, 2017 which totaled $2.7 million.
Committees of our Board of Directors
Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating/corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.
Audit Committee
Our audit committee assists our board of directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk, and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation, and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee also oversees our internal audit function.
The current members of our audit committee are Messrs. Murray (chairman), Kennedy, and Urkiel, each of whom satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our board of directors has determined that Mr. Murray is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member's professional experience and the nature of their employment in the corporate finance sector.
Compensation Committee
Our compensation committee approves the compensation of our chief executive officer and our other executive officers, administers our executive benefit plans, including the granting of awards under our incentive compensation plan, and advises our board of directors on director compensation.
The current members of our compensation committee are Messrs. Urkiel (chairman), Dobak, Doerr, Staley, and Ward, each of whom our board of directors has determined to be independent under the NYSE listing standards, including the enhanced independence for members of the compensation committee, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986.
Nominating/Corporate Governance Committee
Our nominating/corporate governance committee identifies individuals qualified to become members of our board of directors, recommends candidates for election or reelection to our board of directors, oversees the evaluation of our board of directors, and advises our board of directors regarding committee composition and structure and other corporate governance matters.
The current members of our nominating/corporate governance committee are Messrs. Staley (chairman), Dobak, Doerr, and Kennedy, each of whom our board of directors has determined to be independent under the NYSE listing standards.
Executive Sessions
We regularly schedule executive sessions in which non-employee directors meet without the presence or participation of management. The chairman of our board of directors or our lead independent director, as applicable, serves as the presiding director of such executive sessions.
Communication with our Board of Directors
Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of Roadrunner Transportation Systems, Inc., c/o any specified individual director or directors, at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515. We will forward any such letters to the indicated directors.
Availability of Corporate Governance Information
Our board of directors has adopted charters for our audit, compensation, and nominating/corporate governance committees describing the authority and responsibilities delegated to these committees by our board of directors. Our board of directors has also adopted corporate governance guidelines, a whistle blower policy, a code of business conduct and ethics, and a code of ethics for our chief executive officer and senior financial officers. We post on our website, at www.rrts.com, the charters of our audit, compensation, and nominating/corporate governance committees; our corporate governance guidelines; our whistle blower policy; our code of business conduct and ethics; our code of ethics for our chief executive officer and senior financial officers, and any amendments or waivers thereto. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: December 27, 2017	By:	/s/ Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer